                                                                      EXHIBIT 12

GRAY COMMUNICATIONS SYSTEMS, INC.
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
(IN THOUSANDS EXCEPT RATIO DATA)


                                                                                          SIX MONTHS ENDED
                                                YEAR ENDED DECEMBER 31,                       JUNE 30,
                                   1991       1992       1993       1994       1995       1995       1996
                                 ---------  ---------  ---------  ---------  ---------  ---------  ---------
Consolidated pretax income from
 continuing operations           $   3,006  $   1,265  $   2,748  $   4,542  $   1,565  $   1,958  $   2,947
Interest expense                       787      1,486        985      1,923      5,438      2,768      4,445
Interest portion of rental
 expense                                20         18         16         46         89         36         45
Amortization of debt discount           14         45        150        142        163         81        137
                                 ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Earnings                       $   3,827  $   2,814  $   3,899  $   6,653  $   7,255  $   4,843  $   7,574
                                 ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                 ---------  ---------  ---------  ---------  ---------  ---------  ---------
Interest expense                 $     787  $   1,486  $     985  $   1,923  $   5,438  $   2,768  $   4,445
Interest portion of rental
 expense                                20         18         16         46         89         36         45
Amortization of debt discount           14         45        150        142        163         81        137
Capitalized interest                     0          0          0          0         94          0          0
                                 ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Fixed Charges                  $     821  $   1,549  $   1,151  $   2,111  $   5,784  $   2,885  $   4,627
                                 ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                 ---------  ---------  ---------  ---------  ---------  ---------  ---------
Ratio of Earnings to Fixed
 Charges                               4.7        1.8        3.4        3.2        1.3        1.7        1.6
                                 ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                 ---------  ---------  ---------  ---------  ---------  ---------  ---------


PRO FORMA COMBINED COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES (IN THOUSANDS EXCEPT RATIO DATA)


                                                                                                     SIX MONTHS
                                                                                   YEAR ENDED          ENDED
                                                                                DECEMBER 31, 1995  JUNE 30, 1996
                                                                                -----------------  --------------
Consolidated pretax income from continuing operations                              $    (5,215)      $      537
Interest expense                                                                        20,664           10,236
Interest portion of rental expense                                                         255              145
Amortization of debt discount                                                          --                    15
                                                                                      --------     --------------
  Earnings                                                                         $    15,704       $   10,933
                                                                                      --------     --------------
                                                                                      --------     --------------
Interest expense                                                                   $    20,664       $   10,236
Interest portion of rental expense                                                         255              145
Amortization of debt discount                                                                0               15
Capitalized interest                                                                         0                0
                                                                                      --------     --------------
  Fixed Charges                                                                    $    20,919       $   10,396
                                                                                      --------     --------------
                                                                                      --------     --------------
Ratio of Earnings to Fixed Charges (1)                                                 --                   1.1
                                                                                      --------     --------------
                                                                                      --------     --------------
(1) Fixed charges exceed earnings by                                               $     5,215       $   --
                                                                                      --------     --------------
                                                                                      --------     --------------